SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  AMENDMENT TO
                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: September 17, 2004
                        (Date of earliest event reported)


                          REZconnect Technologies, Inc.
             (Exact name of Registrant as specified in its charter)


New York                            0-18412                        11-2602120
--------                            -------                        ----------
(State or other                    (Commission                   (IRS Employer
Jurisdiction of                    File Number)                   Identification
Incorporation)                                                           Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                            07632
------------------------------------------------                           -----
(Address of principal executive offices)                              (Zip Code)


(201) 567-8500
--------------
(Registrant's Telephone Number Including Area Code)


N/A
---
(Former name or former address if changed since last report)

Items 5.01 and 8.01. Changes in Control of Registrant; Other Events.

REZconnect Technologies, Inc. ( OTCBB and stock symbol REZT, hereafter "Registrant") and Yourtravelbiz.com, Inc. ("Your Travel"), a privately held Illinois corporation, have today, September 17, 2004, entered into a Stock Exchange and Merger Agreement. Under such Merger Agreement, Registrant will acquire all the shares of Your Travel. In consideration of such Merger, Your Travel's shareholders will receive newly issued restricted shares equal to a majority (50% plus one ) of the then issued and outstanding common shares and common share equivalents of Registrant.

On the terms and subject to the customary conditions to closing set forth in the Merger Agreement(including stockholder approval), Your Travel will become a wholly owned subsidiary of Registrant. In addition, Registrant will create two new subsidiaries prior to closing, YTB Travel Network, Inc. and REZconnect Technology, Inc. Registrant's assets involved in the conduct of its travel booking business will be transferred to its newly created YTB Travel Network, Inc. subsidiary. Such closing is expected to occur in November but may be extended by the parties.


Upon consummation of the Merger, Registrant will change its name to YTB International, Inc. and will change its stock symbol to YTBI. Registrant's Chairman will be J. Lloyd Tomer, currently Chairman of Your Travel, and Registrant's CEO will be Michael Y. Brent, currently Registrant's Chairman and President. The President and CEO at the respective subsidiaries will be Derek Brent (REZconnect Technology, Inc.), J. Scott Tomer (Your Travel, the marketing sub) and J. Kim Sorensen (YTB Travel Network, Inc.) Following satisfaction of mandated closing conditions and the associated restructuring and combination, the renamed Registrant will seek to become exchange-listed, most likely with the American Stock Exchange.

As part of the Merger, current control persons of Your Travel (the "Tomer Group") and Registrant (the "Brent Group") respectively will enter into a Stockholder Agreement that provides for certain cross voting provisions and related protections and control mechanisms as between the two groups. As a consequence, once it becomes exchange- listed, Registrant will elect to be treated as a "controlled company" for purposes of the Sarbanes-Oxley Act (and thus the only one of its Board of Directors' committees to be comprised of a majority of independent directors called for under such Act will be its audit committee).

This is an Amendment to Registrant's Form 8-K filed August 26, 2004. The purpose of this Amendment is to (i) update the information contained in Registrant's earlier Form 8-K consistent with its prior commitment to do so upon conclusion of the merger discussions then alluded to and (ii) advise all shareholders of the current status in view of a surge in trading then occurring) on the Over the Counter Bulletin Board (OTCBB).

This Merger will be the subject of an Information Statement to be filed by Registrant shortly with and reviewed by the staff of the Securities and Exchange Commission pursuant to Regulation 14C promulgated pursuant to the Securities Exchange Act of 1934. A release associated with this Merger is attached and is being publicly distributed concurrently. Pending release of the Information Statement (and any associated release), neither Registrant, Your Travel nor their principals will respond to any questions related to this Merger transaction."




                                    Signature
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                REZconnect Technologies, Inc.



                                                /s/ Michael Y. Brent
                                                -------------------------------
                                                Michael Y. Brent, President

                                                Dated: September 17, 2004